EXHIBIT 99.1

Helen of Troy Limited Reports Results

For the Second Quarter and First Six Months of Fiscal Year 2015

•                  Delivers Revenue of $319.9 Million; GAAP Diluted Earnings Per Share (EPS) of $0.65

•                  Non-GAAP Adjusted Diluted EPS of $0.99

•                  Maintains Fiscal Year 2015 Outlook

EL PASO, Texas, October 9, 2014 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name housewares, healthcare/home environment, nutritional supplement and personal care consumer products, today reported results for the three- and six-month periods ended August 31, 2014.

Julien R. Mininberg, Chief Executive Officer, stated, “Our sales and earnings surpassed our revised guidance driven by stronger orders late in the quarter and better gross profit margin in August. Our acquisition of Healthy Directions contributed positively as planned. During the quarter, we made progress on our strategies that focus on product innovation, increased collaboration across our businesses and brands, and improved efficiency in many aspects of our organization.  As an example, we have added new leadership in our global shared services who are spearheading the transformation of our distribution and sourcing operations. Executing our key strategies combined with our strong balance sheet, allows us to invest in organic growth, improve our business and operations, while evaluating compelling acquisitions and repurchasing our common shares. This is positioning us to achieve our long-term goal of delivering consistent sales growth at increasing rates of profitability.”

Second Quarter of Fiscal Year 2015 Consolidated Operating Results

•                  Net sales revenue grew to $319.9 million compared to $319.4 million in the second quarter of fiscal year 2014.

•                  Gross profit margin was 41.8% compared to 38.6% for the same period last year. This increase reflects two months of operations of the Nutritional Supplements segment, which had a favorable impact of 2.6 percentage points on the consolidated gross profit margin. Additionally, gross profit margin for the core business improved by 0.6 percentage points compared to the same period last year due to a better product sales mix.

•                  SG&A was 34.1% of net sales compared to 29.1% of net sales for the same period last year.  The increase is primarily due to a higher relative SG&A ratio in the Nutritional Supplements segment, $3.6 million of acquisition-related expenses, and higher advertising and other marketing expenditures in the core business, which were partially offset by lower incentive compensation costs.

•                  Operating income was $24.6 million compared to operating income of $30.4 million in the same period last year.

•                  Income tax expense as a percentage of pretax income was 9.0% compared to 17.4% for the same period last year.  The second quarter of fiscal year 2015 includes a tax benefit of $2.1 million related to the favorable resolution of an uncertain tax position. On a normalized basis, the Company expects the ongoing effective tax rate to be between 16% and 18% with the inclusion of Healthy Directions.

•                  Net income was $18.8 million, or $0.65 per fully diluted share on 28.8 million weighted average diluted shares outstanding.  This compares to net income in the second quarter of fiscal year 2014 of $23.3 million, or $0.72 per fully diluted share on 32.3 million weighted average diluted shares outstanding.

•                  Adjusted EBITDA (EBITDA excluding non-cash share-based compensation and acquisition-related expenses) was $40.2 million compared to $41.8 million in the same period last year.

On an adjusted basis for the second quarter of fiscal years 2015 and 2014, excluding acquisition-related expenses, amortization of intangible assets and non-cash share based compensation, as applicable:

•                  Adjusted operating income was $36.4 million compared to $39.2 million for the second quarter of fiscal year 2014.

•                  Adjusted income was $28.5 million, or $0.99 per fully diluted share, compared to $31.2 million, or $0.97 per fully diluted share, for the second quarter of fiscal year 2014.

First Six Months of Fiscal Year 2015 Consolidated Operating Results

•                  Net sales revenue increased 1.3% to $631.7 million compared to $623.9 million in the first six months of fiscal year 2014.

•                  Gross profit margin was 40.1% compared to 39.0% for the same period last year. This increase reflects two months of operations of the Nutritional Supplements segment, which had a favorable impact of 1.3 percentage points on the consolidated gross profit margin. This was partially offset by a 0.2 percentage point reduction in the gross profit margin for the core business compared to the same period last year due to higher promotional program spending, shifts in margin mix and product cost increases.

•                  SG&A was 31.1% of net sales compared to 28.9% of net sales for the same period last year.  The increase is primarily due to a higher relative SG&A ratio in the Nutritional Supplements segment, $3.6 million of acquisition-related expenses in the second quarter of fiscal year 2015 and higher advertising and other marketing expenditures in the core business, which were partially offset by lower incentive compensation costs.

•                  Operating income was $47.7 million, which includes $9.0 million in non-cash asset impairment charges related to certain trademarks in the Company’s Personal Care segment.  This is compared to operating income of $51.0 million in the same period last year, which included the impact of $12.0 million in non-cash asset impairment charges related to certain trademarks in the Company’s Personal Care segment.

•                  Income tax expense as a percentage of pretax income was 12.9% compared to 18% for the same period last year.  The first six months of fiscal year 2015 includes a tax benefit of $2.1 million related to the favorable resolution of an uncertain tax position.  On a normalized basis, the Company expects the ongoing effective tax rate to be between 16% and 18% with the inclusion of Healthy Directions.

•                  Net income was $35.2 million, or $1.21 per fully diluted share on 29.2 million weighted average diluted shares outstanding.  This compares to net income of $37.7 million, or $1.17 per fully diluted share on 32.2 million weighted average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA (EBITDA excluding non-cash share-based compensation, acquisition-related expenses and non-cash asset impairment charges) was $82.2 million compared to $86.4 million in the same period last year.

On an adjusted basis for the first six months of fiscal years 2015 and 2014, excluding non-cash asset impairment charges, acquisition-related expenses, amortization of intangible assets and non-cash share based compensation in both periods, as applicable:

•                  Adjusted operating income was $75.1 million compared to $80.7 million for the first six months of fiscal year 2014.

•                  Adjusted income was $59.3 million, or $2.03 per fully diluted share, compared to $65.5 million, or $2.03 per fully diluted share, for the first six months of fiscal year 2014.

Balance Sheet Highlights

•                  Cash and cash equivalents totaled $24.7 million at August 31, 2014, compared to $10.1 million at August 31, 2013.

•                  Total short- and long-term debt increased to $604.6 million at August 31, 2014, compared to $227.6 million at August 31, 2013.  The increase primarily reflects borrowing incurred in conjunction with the repurchase of $273.6 million of common stock in the first quarter of fiscal year 2015 and the acquisition of Healthy Directions for $195.9 million in the second quarter of fiscal year 2015.

•                  Accounts receivable turnover was 63.8 days at August 31, 2014, compared to 61.9 days at August 31, 2013.

•                  Inventory was $351.8 million at August 31, 2014, compared to $306.9 million at August 31, 2013.

Recent Events

On June 11, 2014, the Company entered into a definitive purchase agreement to acquire Healthy Directions, LLC, a leader in the premium doctor-branded vitamin, mineral and supplement market. The transaction was completed on June 30, 2014 for a cash purchase price of $195.9 million funded from cash on hand and borrowings under the Company’s revolving credit facility.

On June 11, 2014, in connection with the acquisition of Healthy Directions, the Company entered into an amendment of its credit agreement with Bank of America, N.A. and other lenders. The amendment, among other things, increased the unsecured revolving commitment of the credit agreement from $375 million to $570 million.

Additionally, a strategic licensing agreement between Helen of Troy and The Cookware Company (“TCC”) to bring to market high quality cookware under the OXO Good Grips® brand name was announced on June 20, 2014. Under the arrangement, TCC has collaborated with OXO to develop 3 initial collections using an innovative new “smart shapes” concept built with premium materials consisting of two lines of hard-anodized aluminum cookware and one line of stainless steel cookware. These will be marketed by TCC into OXO’s normal channels of distribution. The licensing agreement will extend OXO’s brand into a new housewares category.

Fiscal Year 2015 Annual Outlook

For fiscal year 2015, the Company continues to expect net sales revenue excluding Healthy Directions in the range of $1.275 to $1.30 billion, and diluted EPS (GAAP) in the range of $3.42 to $3.52, which includes after-tax non-cash asset impairment charges of $0.28 per share.  The Company continues to expect projected sales and diluted EPS (GAAP) from the Healthy Directions acquisition to be in the range of $100 million to $105 million and

$0.12 to $0.16, respectively, for the eight months included in our fiscal year 2015 results.  The Company continues to expect consolidated net sales revenue including Healthy Directions in the range of $1.375 to $1.405 billion and diluted EPS (GAAP) in the range of $3.54 to $3.68.

The Company continues to expect adjusted diluted EPS (non-GAAP) excluding Healthy Directions to be in the range of $4.55 to $4.65, which excludes after-tax non-cash asset impairment charges, intangible asset amortization expense, and non-cash share-based compensation expense.  The Company continues to expect adjusted diluted EPS (non-GAAP) for Healthy Directions to be in the range of $0.32 to $0.36, which excludes after-tax acquisition-related expenses, intangible asset amortization expense, and non-cash share-based compensation expense. The Company continues to expect consolidated adjusted diluted EPS (non-GAAP) including Healthy Directions to be in the range of $4.87 to $5.01.

The diluted EPS outlook is based on an estimated weighted average shares outstanding of 29.2 million for the full fiscal year 2015, which includes the impact of the “Dutch auction” tender offer completed on March 14, 2014, as well as an additional buyback of $25.8 million in the first quarter of fiscal year 2015, as previously disclosed.  Further information concerning the fiscal year 2015 outlook, including a reconciliation of fiscal year 2015 projected diluted EPS (GAAP) to Adjusted Diluted EPS (non-GAAP), is furnished in a table below.

The Company’s guidance assumes that the severity of the upcoming cold/flu season will be in line with historical averages.  The likelihood and potential impact of any additional fiscal year 2015 acquisitions, asset impairment charges or share repurchases are unknown and cannot be reasonably estimated; therefore they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 pm Eastern Time today, Thursday, October 9, 2014. Institutional investors and analysts interested in participating in the call are invited to dial (888) 500-6950 approximately ten minutes prior to the start of the call.  The conference call will also be webcast live at: www.hotus.com. A telephone replay of this call will be available at 7:45 p.m. Eastern Time on October 9, 2014 until 11:59 p.m. Eastern Time on October 16, 2014 and can be accessed by dialing (877) 870-5176 and entering replay pin number 3117775. A replay of the webcast will remain available on the website for 60 days.

About Helen of Troy Limited:

Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot®, and OXO Steel®; Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Personal Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie®, and Gold ‘N Hot®. The Nutritional Supplements segment was formed with the recent acquisition of Healthy Directions, a U.S. market leader in premium doctor-branded vitamins, minerals and supplements, as well as other health products sold directly to consumers. The Honeywell® trademark is used under license from Honeywell International Inc. The Vicks®, Braun®, Febreze®, and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company. The Revlon® trademark is used under license from Revlon

Consumer Products Corporation. The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.

For in-depth information about Helen of Troy, please visit www.hotus.com.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s consolidated statements of income.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2014 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s relationship with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, expectations regarding acquisitions and the integration of acquired businesses, exchange rate risks, disruptions in U.S., European and other international credit markets, risks associated with weather conditions, the Company’s dependence on foreign sources of supply and foreign manufacturing, risks associated with the availability, purity and integrity of materials used in nutritional supplements, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, increased product liability and reputational risks associated with the formulation and distribution of nutritional supplements, risks associated with adverse publicity and negative public perception regarding the use of nutritional supplements, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s debt leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the increased complexity of compliance with a number of new government regulations as a result of adding nutritional supplements to the Company’s portfolio of products, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income and Reconciliation of Non-GAAP Financial Measures - Adjusted Operating Income, Adjusted Income and Adjusted Diluted Earnings per Share (“EPS”)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended August 31,
	2014						2013
	As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)		As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)

Sales revenue, net	$319,949	100.0%	$—		$319,949	100.0%	$319,387	100.0%	$—		$319,387	100.0%
Cost of goods sold	186,205	58.2%	—		186,205	58.2%	196,132	61.4%	—		196,132	61.4%
Gross profit	133,744	41.8%	—		133,744	41.8%	123,255	38.6%	—		123,255	38.6%

Selling, general, and administrative expense	109,141	34.1%	(1,917	)(2)	97,298	30.4%	92,899	29.1%	(3,419	)(2)	84,072	26.3%
			(6,315	)(3)					(5,408	)(3)
			(3,611	)(4)
Asset impairment charges	—	0.0%	—		—	0.0%	—	0.0%	—		—	0.0%
Operating income	24,603	7.7%	11,843		36,446	11.4%	30,356	9.5%	8,827		39,183	12.3%

Other income (expense):
Nonoperating income (expense), net	97	0.0%	—		97	0.0%	56	0.0%	—		56	0.0%
Interest expense	(3,998)	-1.2%	—		(3,998)	-1.2%	(2,192)	-0.7%	—		(2,192)	-0.7%
Total other expense	(3,901)	-1.2%	—		(3,901)	-1.2%	(2,136)	-0.7%	—		(2,136)	-0.7%
Income before income taxes	20,702	6.5%	11,843		32,545	10.2%	28,220	8.8%	8,827		37,047	11.6%

Income tax expense	1,863	0.6%	2,134	(6)	3,997	1.2%	4,902	1.5%	904	(6)	5,806	1.8%
Net income	$18,839	5.9%	$9,709		$28,548	8.9%	$23,318	7.3%	$7,923		$31,241	9.8%

Diluted EPS	$0.65		$0.34		$0.99		$0.72		$0.25		$0.97

Weighted average shares of common stock used in computing diluted EPS	28,769				28,769		32,272				32,272

	Six Months Ended August 31,
	2014						2013
	As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)		As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)

Sales revenue, net	$631,727	100.0%	$—		$631,727	100.0%	$623,903	100.0%	$—		$623,903	100.0%
Cost of goods sold	378,463	59.9%	—		378,463	59.9%	380,484	61.0%	—		380,484	61.0%
Gross profit	253,264	40.1%	—		253,264	40.1%	243,419	39.0%	—		243,419	39.0%

Selling, general, and administrative expense	196,538	31.1%	(3,212	)(2)	178,141	28.2%	180,389	28.9%	(6,797	)(2)	162,753	26.1%
			(11,574	)(3)					(10,839	)(3)
			(3,611	)(4)
Asset impairment charges	9,000	1.4%	(9,000	)(5)	—	0.0%	12,049	1.9%	(12,049	)(5)	—	0.0%
Operating income	47,726	7.6%	27,397		75,123	11.9%	50,981	8.2%	29,685		80,666	12.9%

Other income (expense):
Nonoperating income (expense), net	147	0.0%	—		147	0.0%	140	0.0%	—		140	0.0%
Interest expense	(7,415)	-1.2%	—		(7,415)	-1.2%	(5,134)	-0.8%	—		(5,134)	-0.8%
Total other expense	(7,268)	-1.2%	—		(7,268)	-1.2%	(4,994)	-0.8%	—		(4,994)	-0.8%
Income before income taxes	40,458	6.4%	27,397		67,855	10.7%	45,987	7.4%	29,685		75,672	12.1%

Income tax expense	5,221	0.8%	3,323	(6)	8,544	1.4%	8,278	1.3%	1,861	(6)	10,139	1.6%
Net income	$35,237	5.6%	$24,074		$59,311	9.4%	$37,709	6.0%	$27,824		$65,533	10.5%

Diluted EPS	$1.21		$0.82		$2.03		$1.17		$0.86		$2.03

Weighted average shares of common stock used in computing diluted EPS	29,192				29,192		32,226				32,226

HELEN OF TROY LIMITED AND SUBSIDIARIES

Net Sales Revenue by Segment

(Unaudited)

(in thousands)

	Three Months Ended August 31,				% of Sales Revenue, net
	2014	2013	$ Change	% Change	2014	2013

Sales revenue by segment, net
Housewares	$69,637	$70,165	$(528)	-0.8%	21.8%	22.0%
Healthcare / Home Environment	126,218	133,044	(6,826)	-5.1%	39.4%	41.7%
Nutritional Supplements (7)	24,634	—	24,634	*	7.7%	0.0%
Personal Care	99,460	116,178	(16,718)	-14.4%	31.1%	36.4%
Total sales revenue, net	$319,949	$319,387	$562	0.2%	100.0%	100.0%

	Six Months Ended August 31,				% of Sales Revenue, net
	2014	2013	$ Change	% Change	2014	2013

Sales revenue by segment, net
Housewares	$136,393	$133,695	$2,698	2.0%	21.6%	21.4%
Healthcare / Home Environment	268,707	258,646	10,061	3.9%	42.5%	41.5%
Nutritional Supplements (7)	24,634	—	24,634	*	3.9%	0.0%
Personal Care	201,993	231,562	(29,569)	-12.8%	32.0%	37.1%
Total sales revenue, net	$631,727	$623,903	$7,824	1.3%	100.0%	100.0%

*Calculation is not meaningful

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(Unaudited)

(in thousands)

	August 31,
	2014	2013
Cash and cash equivalents	$24,726	$10,097
Receivables	217,066	231,309
Inventory	351,823	306,854
Total assets, current	635,081	587,903
Total assets	1,740,985	1,518,171
Total liabilities, current	769,021	360,673
Total long-term liabilities	170,154	186,775
Stockholders’ equity	801,810	970,723

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months Ended August 31,		Six Months Ended August 31,
	2014	2013	2014	2013
Net income	$18,839	$23,318	$35,237	$37,709
Interest expense, net	3,986	2,208	7,382	5,128
Income tax expense	1,863	4,902	5,221	8,278
Depreciation and amortization, excluding amortized interest	9,993	7,991	18,493	16,438
EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$34,681	$38,419	$66,333	$67,553

Adjusted EBITDA:

EBITDA, as calculated above (1)	$34,681	$38,419	$66,333	$67,553
Add: Non-cash share-based compensation (2)	1,917	3,419	3,212	6,797
Acquisition-related expenses (4)	3,611	—	3,611	—
Non-cash asset impairment charges (5)	—	—	9,000	12,049
Adjusted EBITDA (1)	$40,209	$41,838	$82,156	$86,399

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment

(Unaudited)

(in thousands)

	Three Months Ended August 31, 2014
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total
Operating Income	$13,891	$4,508	$110	$6,094	$24,603
Depreciation and amortization, excluding amortized interest	889	5,027	1,359	2,718	9,993
Other income / (expense)	—	—	—	85	85
EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$14,780	$9,535	$1,469	$8,897	$34,681
Adjusted EBITDA:
EBITDA, as calculated above (1)	$14,780	$9,535	$1,469	$8,897	$34,681
Add: Non-cash share-based compensation (2)	260	81	—	1,576	1,917
Acquisition-Related Expenses (4)	—	—	3,611	—	3,611
Non-cash asset impairment charges (5)	—	—	—	—	—
Adjusted EBITDA (1)	$15,040	$9,616	$5,080	$10,473	$40,209

	Three Months Ended August 31, 2013
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total
Operating Income	$13,772	$4,974	$—	$11,610	$30,356
Depreciation and amortization, excluding amortized interest	1,004	4,342	—	2,645	7,991
Other income / (expense)	—	—	—	72	72
EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$14,776	$9,316	$—	$14,327	$38,419
Adjusted EBITDA:
EBITDA, as calculated above (1)	$14,776	$9,316	$—	$14,327	$38,419
Add: Non-cash share-based compensation (2)	481	932	—	2,006	3,419
Acquisition-Related Expenses (4)	—	—	—	—	—
Non-cash asset impairment charges (5)	—	—	—	—	—
Adjusted EBITDA (1)	$15,257	$10,248	$—	$16,333	$41,838

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment

(Unaudited)

(in thousands)

	Six Months Ended August 31, 2014
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total
Operating Income	$26,926	$13,225	$110	$7,465	$47,726
Depreciation and amortization, excluding amortized interest	1,777	10,259	1,359	5,098	18,493
Other income / (expense)	—	—	—	114	114
EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$28,703	$23,484	$1,469	$12,677	$66,333
Adjusted EBITDA:
EBITDA, as calculated above (1)	$28,703	$23,484	$1,469	$12,677	$66,333
Add: Non-cash share-based compensation (2)	534	662	—	2,016	3,212
Acquisition-Related Expenses (4)	—	—	3,611	—	3,611
Non-cash asset impairment charges (5)	—	—	—	9,000	9,000
Adjusted EBITDA (1)	$29,237	$24,146	$5,080	$23,693	$82,156

	Six Months Ended August 31, 2013
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total
Operating Income	$26,228	$11,510	$—	$13,243	$50,981
Depreciation and amortization, excluding amortized interest	2,023	9,123	—	5,292	16,438
Other income / (expense)	—	—	—	134	134
EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$28,251	$20,633	$—	$18,669	$67,553
Adjusted EBITDA:
EBITDA, as calculated above (1)	$28,251	$20,633	$—	$18,669	$67,553
Add: Non-cash share-based compensation (2)	1,156	2,399	—	3,242	6,797
Acquisition-Related Expenses (4)	—	—	—	—	—
Non-cash asset impairment charges (5)	—	—	—	12,049	12,049
Adjusted EBITDA (1)	$29,407	$23,032	$—	$33,960	$86,399

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of Reported Net Income and Earnings Per Share (EPS) to Adjusted Income and Adjusted EPS

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended August 31,		Basic EPS		Diluted EPS
	2014	2013	2014	2013	2014	2013

Net income as reported (GAAP)	$18,839	$23,318	$0.66	$0.73	$0.65	$0.72
Non-cash share-based compensation, net of tax (2)	1,671	2,733	0.06	0.09	0.06	0.08
Amortization of intangible assets, net of tax (3)	5,732	5,190	0.20	0.16	0.20	0.16
Acquisition-related expenses, net of tax (4)	2,306	—	0.08	—	0.08	—
Adjusted income (non-GAAP) (1)	$28,548	$31,241	$1.00	$0.98	$0.99	$0.97

Weighted average shares of common stock used in computing basic and diluted earnings per share			28,372	31,993	28,769	32,272

	Six Months Ended August 31,		Basic EPS		Diluted EPS
	2014	2013	2014	2013	2014	2013

Net income as reported (GAAP)	$35,237	$37,709	$1.23	$1.18	$1.21	$1.17
Non-cash share-based compensation, net of tax (2)	2,839	5,386	0.10	0.17	0.10	0.17
Amortization of intangible assets, net of tax (3)	10,774	10,404	0.37	0.33	0.37	0.32
Acquisition-related expenses, net of tax (4)	2,306	—	0.08	—	0.08	—
Asset impairment charges, net of tax (5)	8,155	12,034	0.28	0.38	0.28	0.37
Adjusted income (non-GAAP) (1)	$59,311	$65,533	$2.06	$2.05	$2.03	$2.03

Weighted average shares of common stock used in computing basic and diluted earnings per share			28,738	31,951	29,192	32,226

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of Fiscal Year 2015 Reported Diluted Earnings Per Share (EPS) to Adjusted Diluted EPS

(Unaudited)

		Outlook for the	Outlook for the
	First Six Months	Last Six Months	Fiscal Year
	Ended	Ended	Ended
	August 31, 2014	February 28, 2015 (8)	February 28, 2015 (8)

Diluted EPS, as reported (GAAP)	$1.21	$ 2.33 - $ 2.47	$ 3.54 - $ 3.68

Non-cash share-based compensation expense, net of tax (2)	0.10	0.11	0.21

Intangible asset amortization expense, net of tax (3)	0.37	0.39	0.76

Acquisition-related expenses, net of tax (4)	0.08	—	0.08

Non-cash asset impairment charges, net of tax (5)	0.28	—	0.28

Adjusted diluted EPS (non-GAAP) (1)	$2.03	$ 2.83 - $ 2.97	$ 4.87 - $ 5.01

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)

This press release contains non-GAAP financial measures. Adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Condensed Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)

Adjustments consist of non-cash share-based compensation expense of $1.92 million ($1.67 million after tax) and $3.21 million ($2.84 million after tax), respectively, for the second quarter and first six months of fiscal year 2015, and $3.42 million ($2.73 million after tax) and $6.80 million ($5.39 million after tax), respectively, for the second quarter and first six months of fiscal year 2014. Share-based compensation expense is recognized for share-based awards outstanding under share-based compensation plans. These awards consist of stock options granted to certain officers, employees and new hires, restricted stock grants to certain members of the Company’s Board of Directors, and performance based restricted stock awards granted to management.

(3)

Adjustments consist of non-cash intangible asset amortization expense of $6.32 million ($5.73 million after tax) and $11.57 million ($10.77 million after tax), respectively, for the second quarter and first six months of fiscal year 2015, and $5.41 million ($5.19 million after tax) and $10.84 million ($10.40 million after tax), respectively, for the second quarter and first six months of fiscal year 2014.

(4)	Adjustment consists of expenses of $3.61 million ($2.31 million after tax) incurred in connection with the Healthy Directions acquisition in the second quarter of fiscal year 2015.

(5)

Adjustments consist of non-cash asset impairment charges of $9.00 million ($8.16 million after tax) and $12.05 million ($12.03 million after tax) recorded during the first quarters of fiscal years 2015 and 2014, respectively, as a result of our annual evaluation of goodwill and indefinite-lived intangible assets for impairment. The non-cash charges relate to certain trademarks in our Personal Care segment, which were written down to their estimated fair value, determined on the basis of future discounted cash flows using the relief from royalty valuation method.

(6)	Total tax effects of adjustments described in Notes 2 through 5, for each of the periods presented.

	Three Months Ended August 31,		Six Months Ended August 31,
	2014	2013	2014	2013

Tax Effects of Adjustments:
Non-cash share-based compensation (2)	$246	$686	$373	$1,411
Amortization of intangible assets (3)	583	218	800	435
Acquisition-related expenses (4)	1,305	—	1,305	—
Asset impairment charges (5)	—	—	845	15
Total	$2,134	$904	$3,323	$1,861

(7)	The Nutritional Supplements segment includes two months of operating results for the second quarter and first six months of fiscal year 2015 as the segment was acquired on June 30, 2014.

(8)	The diluted EPS outlook is based on an estimated weighted average shares outstanding of 29.2 million for the full fiscal year 2015.

SOURCE: Helen of Troy Limited
Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113